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                                                                  Exhibit 10.4

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT ("Agreement") dated as of April 3, 2000, is by and between John F. Rein, Jr. (the "Executive") and Veeco Instruments Inc., a Delaware corporation (the "Company").

                  The Company and the Executive hereby agree as follows:

                  1. EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

                  2. TERM. Subject to the provisions for earlier termination as provided herein, the employment of the Executive hereunder will be for the period commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of such date. Effective on the first anniversary of the date hereof and on each successive anniversary date thereafter, the term shall automatically be extended by an additional one year unless, no later than 90 days prior to any such anniversary date, either the Company or the Executive gives written notice to the other that the term will not be extended, in which case the Executive's employment hereunder shall terminate upon the expiration of the then-current term. The period of the Executive's employment under this Agreement, as it may be terminated or extended from time to time as provided herein, is referred to hereafter as the "Employment Period."

                  3. DUTIES AND RESPONSIBILITIES. The Executive will be employed by the Company in the position set forth on ANNEX A hereto. The Executive will faithfully perform the duties and responsibilities of such office, as they may be assigned from time to time by the Board of Directors of the Company (the "Board") or the Board's designee as specified on ANNEX A.

                  4. TIME TO BE DEVOTED TO EMPLOYMENT. Except for vacation in accordance with the Company's policy in effect from time to time and absences due to temporary illness, the Executive shall devote full time, attention and energy during the Employment Period to the business of the Company. During the Employment Period, the Executive will not be engaged in any other business activity which, in the reasonable judgment of the Board or its designee, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

                  5. COMPENSATION; REIMBURSEMENT.

                  (a) BASE SALARY. The Company will pay to the Executive an annual base salary of not less than the amount specified as the Initial Base Salary on ANNEX A, payable in accordance with the Company's normal payroll policy. The Executive's base salary shall be reviewed annually by the Compensation Committee of the Board (the "Committee") or its designee and shall be subject to increase at the option and sole discretion of the Committee or such designee.

                  (b) BONUS. The Executive shall be eligible to receive, at the sole discretion of the Committee or its designee, an annual cash bonus, with a maximum target as specified on ANNEX A, based on the Company's annual business plan as approved by the Board.

                  (c) BENEFITS; STOCK OPTIONS. In addition to the salary and cash bonus referred to above, the Executive shall be entitled during the Employment Period to participate in such employee benefit

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plans or programs of the Company, and shall be entitled to such other fringe benefits, as are from time to time made available by the Company generally to employees of the Executive's position, tenure, salary, and other qualifications. Without limiting the generality of the foregoing, the Executive shall be eligible for such awards, if any, under the Company's stock option plan as shall be granted to the Executive by the Committee or other appropriate designee of the Board acting in its sole discretion. During the Employment Period, the Company will pay the Executive a monthly car allowance in an amount not less than that previously paid by the Company to Executive. Except to the extent provided herein, the Executive acknowledges and agrees that the Company does not guarantee the adoption or continuance of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Executive in any such plan or program shall be subject to the rules and regulations applicable thereto.

                  (d) EXPENSES. The Company will reimburse the Executive, in accordance with the practices in effect from time to time for other officers or staff personnel of the Company, for all reasonable and necessary traveling expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of the Executive's duties hereunder, upon presentation by the Executive to the Company of appropriate vouchers or documentation.

                  6. DEATH; DISABILITY. If the Executive dies or is incapacitated or disabled by accident, sickness or otherwise, so as to render the Executive mentally or physically incapable of performing the services required to be performed by the Executive under this Agreement for a period that would entitle the Executive to qualify for long-term disability benefits under the Company's then-current long-term disability insurance program or, in the absence of such a program, for a period of 90 consecutive days or longer (such condition being herein referred to as a "Disability"), then (i) in the case of the Executive's death, the Executive's employment shall be deemed to terminate on the date of the Executive's death or (ii) in the case of a Disability, the Company, at its option, may terminate the employment of the Executive under this Agreement immediately upon giving the Executive notice to that effect. Disability shall be determined by the Board or the Board's designee. In the case of a Disability, until the Company shall have terminated the Executive's employment hereunder in accordance with the foregoing, the Executive shall be entitled to receive compensation provided for herein notwithstanding any such physical or mental disability.

                  7. TERMINATION FOR CAUSE. The Company may, with the approval of a majority of the Board, terminate the employment of the Executive hereunder at any time during the Employment Period for "cause" (such termination being hereinafter called a "Termination for Cause") by giving the Executive notice of such termination, upon the giving of which such termination will take effect immediately. For purposes of this Agreement, "cause" means (i) the Executive's willful and substantial misconduct, (ii) the Executive's repeated, after written notice from the Company, neglect of duties or failure to act which can reasonably be expected to affect materially and adversely the business or affairs of the Company or any subsidiary or affiliate thereof, (iii) the Executive's material breach of any of the agreements contained in Sections 12, 13, 14 or 15 hereof, (iv) the commission by the Executive of any material fraudulent act with respect to the business and affairs of the Company or any subsidiary or affiliate thereof or (v) the Executive's conviction of (or plea of NOLO CONTENDERE to) a crime constituting a felony.

                  8. TERMINATION WITHOUT CAUSE. The Company may terminate the employment of the Executive hereunder at any time without "cause" (such termination being hereinafter called a "Termination

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Without Cause") by giving the Executive notice of such termination, upon the giving of which such termination will take effect on the date specified on such notice which shall not be later than 30 days from the date such notice is given.

                  9. GOOD REASON. For purposes of this Agreement, termination for "Good Reason" shall mean termination by the Executive of his employment with the Company hereunder based on:

                  (i) any diminution in the Executive's position, title, responsibilities, authority or reporting responsibilities;

                  (ii) a relocation of the Executive's primary place of work by more than 50 miles from its then current location; or

                  (iii) the breach by the Company of any of its material obligations under this Agreement.

                  10. VOLUNTARY TERMINATION. Any termination of the employment of the Executive hereunder, otherwise than as a result of death or Disability, a Termination For Cause, a Termination Without Cause or a termination for Good Reason will be deemed to be a "Voluntary Termination." A Voluntary Termination will be deemed to be effective immediately upon such termination or, at the Company's option, up to 30 days following a notice of voluntary termination given by the Executive.

                  11. EFFECT OF TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION FOR CAUSE, VOLUNTARY TERMINATION. Upon a Termination for Cause or a Voluntary Termination, neither the Executive nor the Executive's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive
(i) the unpaid portion of the base salary provided for in Section 5(a) hereof, computed on a PRO RATA basis to the date of termination, (ii) payment of his previously accrued but unpaid rights that are then payable in accordance with the terms of any incentive compensation, stock option, retirement, employee welfare or other employee benefit plans or programs of the Company in which the Executive is then participating in accordance with Sections 5(b) and 5(c) hereof and (iii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in
Section 5(d) hereof.

                  (b) TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON. Upon a Termination Without Cause or a termination for Good Reason, (i) the Executive shall be entitled to receive the same payments and other rights as provided for in Section 11(a) hereof, (ii) the Executive shall be entitled to receive a severance payment in the form a cash lump sum, paid within 15 days of the date of termination, with the amount of such payment to be the aggregate amount of the Executive's base salary as in effect immediately prior to such termination payable over the period of months specified in ANNEX A, (iii) any options to purchase shares of the Company's stock which were granted to the Executive after the date hereof and which are held by the Executive as of such date of termination that were not vested and exercisable as of such date shall become immediately and fully vested and exercisable as of such date, (iv) the Executive shall retain the right to exercise such options to purchase shares of the Company's stock until the earlier of (a) 12 months following the date of such termination and (b) the expiration of the original full

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term of each such option, and (v) the Executive will be entitled to receive the benefits provided in Section 11(d).

                  (c) TERMINATION UPON DEATH OR DISABILITY. In the event Executive's employment is terminated hereunder on account of death or Disability, (i) the Executive shall be entitled to receive the same payments and other rights as provided for in Section 11(a) hereof, (ii) the Executive shall be entitled to receive a severance payment in the form a cash lump sum, paid within 15 days of the date of termination, with the amount of such payment to be the aggregate amount of the Executive's base salary as in effect immediately prior to such termination payable over 12 months.

                  (d) CERTAIN BENEFITS FOLLOWING A TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. Following a Termination Without Cause or a termination for Good Reason, the Executive may elect to continue group life, medical and dental coverage for the period used to calculate the severance payment set forth on ANNEX A. The Executive's contribution amount will be at the normal employee contribution rate and will be deducted from severance amounts otherwise payable to Executive hereunder. The period of extended medical and dental coverage described above shall be deemed to be a part of any continuation of coverage as may be mandated by federal or state law, including such continuation as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder. Should Executive commence participation in the benefits program of a subsequent employer, then any extended life and dental coverage provided under this Section shall cease as of that time. To the extent permitted under COBRA, health coverage will also cease at such time. In such case, the Executive will be entitled to a refund of a portion of any prepaid premium upon the Company's receipt of the Executive's written notice of subsequent coverage.

                  12. NONDISCLOSURE OF INFORMATION. The Executive will not, at any time during or after the Employment Period, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the business, products, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever, nor will the Executive make use of any of such non-public information for personal purposes or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.

                  13. COMPANY RIGHT TO INVENTIONS. The Executive will promptly disclose, grant and assign to the Company, for its sole use and benefit, any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company which the Executive may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith:

                  (i) the Executive shall, without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

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                  (ii) the Executive shall render to the Company, at its expense
         (including a reasonable payment for the time involved in case the Executive is not then in its employ), all such assistance as it may require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

                  14. NON-COMPETITION.

                  (a) Executive hereby agrees that, for the duration of Executive's employment with the Company and for a period of two (2) years thereafter, Executive will not, without the prior written consent of the Company, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend Executive's name to, lend Executive's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the former, current or currently contemplated products or activities of the Company or any of its subsidiaries, in any state of the United States or in any country in which the Company or any of its subsidiaries sells products or conducts business; PROVIDED, HOWEVER, that Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

                  (b) In the event of a breach by Executive of any covenant set forth in this Section 14, the term of such covenant will be extended by the period of the duration of such breach.

                  (c) For the period following the termination of Executive's employment with the Company during which the provisions of this Section 14 apply, Executive will, within ten days after accepting any employment, advise the Company of the identity of any employer of Executive. The Company may serve notice upon each such employer that Executive is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions hereof.

                  15. NON-SOLICITATION.

                  (a) Executive hereby agrees that, for the duration of Executive's employment with the Company and for a period of two (2) years thereafter:

                  (i) Executive will not, directly or indirectly, either for himself or any other person: (A) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, (B) in any way interfere with the relationship between the Company and its subsidiaries and any employee of the Company or any of its subsidiaries, (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any current or former employee of the Company or any of its subsidiaries, other than such former employees who have not worked for the Company or any of its subsidiaries for more than one year, or


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         (D) induce or attempt to induce any customer, supplier, licensee or business relation of the Company or any of its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between the Company and its subsidiaries and any customer, supplier, licensee or business relation of the Company or any of its subsidiaries; and

                  (ii) Executive will not, directly or indirectly, either for himself or any other person, solicit the business of any person known to Executive to be a customer of the Company or any of its subsidiaries, whether or not Executive had personal contact with such person, with respect to products or activities which compete in whole or in part with the former, current or currently contemplated products or activities of the Company and its subsidiaries or the products or activities of the Company and its subsidiaries in existence or contemplated at the time of termination of Executive's employment.

                  (b) In the event of a breach by Executive of any covenant set forth in this Section 15, the term of such covenant will be extended by the period of the duration of such breach.

                  16. SEVERABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein. Likewise, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

                  17. INJUNCTIVE RELIEF; SURVIVAL. (a) A breach of the obligations imposed on Executive in Sections 12, 13, 14, and 15 hereof may not be one which is capable of being easily measured by monetary damages and, consequently, Executive specifically agrees that such sections may be enforced by injunctive relief. Further, Executive specifically agrees that, in addition to such injunctive relief, and not in lieu of it, the Company may also bring suit for damages incurred by the Company as a result of a breach of Executive's obligations under such sections.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, the provisions of Sections 12, 13, 14 and 15 hereof will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

                  18. NOTICES. Notices and other communications hereunder will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

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IF TO THE COMPANY, TO:                       IF TO THE EXECUTIVE, TO:

Veeco Instruments Inc.                       the address specified in ANNEX A
Terminal Drive
Plainview, New York 11803
Attention: General Counsel

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery, if personally delivered; on the business day after the date when sent, if sent by air courier; and on the third business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 18 or in accordance with the latest unrevoked direction from such party.

                  19. GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                  20. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate, or be construed as, a waiver of any subsequent breach by such other party.

                  21. ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including ANNEX A) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereof. The amount of severance pay provided under this Agreement, if any, may serve to offset or reduce any severance, termination or similar payments the Company may be required to pay the Executive under federal, state and local laws or any separate severance policy or plan of the Company. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

                  22. HEADINGS. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                  23. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED, that the provisions hereof will inure to the benefit of, and be binding upon, the respective heirs, legal representatives and successors of the Executive and each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

                  24. RELEASE. Receipt of the benefits described in Section 11(b) or 11(c) is conditioned upon the prior execution by Executive of a general release and waiver of claims against the Company in a form satisfactory to the Company; provided, however, that in the case of termination on account of death, such general release and waiver of claims may be provided by the Executive's personal representative or in another manner reasonably satisfactory to the Company.


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                  25. ARBITRATION. Except as provided below and as provided
in Section 17, any dispute or claim arising under this Agreement or the relationship of the parties hereunder shall be submitted to final and binding arbitration to be conducted by the American Arbitration Association in Nassau County, New York in accordance with its Employment Dispute Procedures. Arbitration proceedings hereunder may be commenced by written notice from either party hereto to the other party. Such proceedings and evidence shall be confidential. The arbitrator shall have the power and the authority to make such decisions and awards as he shall deem appropriate, including granting compensatory damages and costs to the prevailing party (including attorneys' fees and fees of the arbitrator, but excluding punitive, exemplary, consequential and special damages), and the granting or issuance of such mandatory directions, prohibitions, orders, restraints and other injunctions (other than any of the foregoing that would reestablish the employment relation formerly existing between Executive and the Company) that he may deem necessary or advisable directed to or against any of the parties, including a direction or order requiring specific performance of any covenant, agreement or provision of this Agreement as a result of a breach or threatened breach thereof. Unless otherwise directed by the arbitrator, the cost of such arbitration shall be borne equally by the parties. Any decision and award of the arbitrator shall be final, binding and conclusive upon all of the parties hereto and said decision and award may be entered as a final judgment in any court of competent jurisdiction. It is expressly agreed that arbitration as provided herein shall be the exclusive means for determination of all matters as above provided and neither of the parties hereto shall institute any action or proceeding in any court of law or equity, state or federal, other than respecting enforcement of the arbitrator's award hereunder. The foregoing sentence shall be a bona fide defense in any action or proceeding instituted contrary to this section. Notwithstanding the foregoing, nothing contained herein shall prevent or restrain in any manner the Company from instituting an action or claim in any court, or such other forum as may be appropriate (a) to protect the Company's proprietary or confidential business information or trade secrets or to enforce any agreement relating thereto, (b) to enforce or protect the Company's patent, copyright, trademark or other intellectual property rights, (c) to redress claims of product disparagement or trade libel, or (d) to protect the Company's reasonable business expectations or relations with third parties.

                      *     *     *     *     *

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

VEECO INSTRUMENTS INC.                                   EXECUTIVE

By: /S/ AUTHORIZED SIGNATORY                             /S/ JOHN F. REIN, JR.
    --------------------------                           ---------------------
Name:                                                    John F. Rein, Jr.
Title:

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                                     ANNEX A

                                       TO

                              EMPLOYMENT AGREEMENT


Name of Executive:                                         John F. Rein, Jr.

Position:                                                  Executive Vice President, Chief Financial
                                                           Officer, Treasurer and Secretary

Board of Directors' Initial Designee to whom
Executive Shall Report:                                    Chief Executive Officer

Initial Base Salary:                                       $275,000

Target Bonus:                                              80% of Base Salary

Number of months used to calculate lump
sum severance payment in the event of a
Termination Without Cause or for Good
Reason:                                                    24 months

Executive's address for notices:                           8 Wright Road
                                                           Rockville Center, NY  11570

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